SUB-ITEM 77C:
SUBMISSION OF
MATTERS TO A VOTE
OF SECURITY
HOLDERS
FEDERATED
INSTITUTIONAL TRUST
A Special Meeting of
Shareholders of
Federated Institutional
Trust (the ?Trust?), of
which Federated
Government Ultrashort
Duration Fund is a
portfolio, was held on
October 28, 2013. On
August 29, 2013, the
record date for
shareholders voting at
the meeting, there were
416,438,358.400 total
outstanding shares of the
Trust.
The following item was
considered by
shareholders of the Trust
and the results of their
voting were as follows:
PROPOSAL TO ELECT
CERTAIN TRUSTEES
OF THE TRUST:
1. John T. Collins

For

   Withheld
   Authority
   to Vote

317,267,870.567


1,958,091.504
2. Maureen Lally-Green

For
   Withheld
   Authority
   to Vote

317,629,480.587


1,596,481.484
3. Thomas M. O?Neill

For
   Withheld
   Authority
   to Vote

317,244,393.151


1,981,568.920

3. P. Jerome Richey

For
   Withheld
   Authority
   to Vote

317,257,240.038


1,968,722.033



The following Trustees
continued their terms:
John F. Donahue, J.
Christopher Donahue,
Maureen Lally-Green
(having been previously
appointed by the Board),
Peter E. Madden,
Charles F. Mansfield,
Jr., Thomas M. O?Neill
(having been previously
appointed by the Board),
and John S. Walsh.


The Definitive Proxy
Statement for this
Special Meeting was
filed with the Securities
and Exchange
Commission on
September 10, 2013,
and is incorporated by
reference. (File No. 811-
07193)



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